EXHIBIT 23.1
CONSENT OF COUNSEL

      We consent to the designation of our firm in the Prospectus portion of the Registration Statement under the heading "Legal Opinions".

/s/ Duane, Morris & Heckscher LLP
Duane, Morris & Heckscher LLP
December 12, 2000